Sixth Amendment To
Mortgage Warehouse Loan And Security Agreement

This Sixth Amendment to Mortgage Warehouse Loan and Security Agreement (this "Amendment"), made by and between FIRST PREFERENCE MORTGAGE CORP., a Texas corporation  ("Borrower"), COLONIAL BANK, N.A. (f/k/a Colonial Bank), a national banking association, as lender ("Lender"), is dated as of the 29th day of August, 2003.

R  E  C  I  T  A  L  S:

Pursuant to that certain Mortgage Warehouse Loan and Security Agreement dated as of December 28, 2000, as amended by that certain First Amendment to Mortgage Warehouse Loan and Security Agreement dated as of February 20, 2001, that certain Second Amendment to Mortgage Warehouse Loan and Security Agreement dated as of April 10, 2001, that certain Third Amendment to Mortgage Warehouse Loan and Security Agreement dated as of August 29, 2001, that certain Fourth Amendment to Mortgage Warehouse Loan and Security Agreement dated as of October 31, 2002, and that certain Fifth Amendment to Mortgage Warehouse Loan and Security Agreement dated as of April 30, 2003 (as heretofore amended, the "Agreement"), Lender made available to Borrower, subject to the terms and conditions thereof, a revolving line of credit loan in the maximum aggregate principal amount not to exceed $50,000,000.00 (the "Line of Credit").

The Line of Credit is scheduled to mature on August 31, 2003.  Borrower has requested that Lender agree to renew the Line of Credit at the maximum principal amount of $50,000,000.00 and to make certain other changes, and Lender is willing to do so, but only on the express condition, among others, that Borrower enters into this Amendment, pursuant to which the Agreement shall be amended and modified.

NOW, THEREFORE, in consideration of the premises and agreements contained herein, and for good and valuable consideration, the receipt and sufficiency of which are acknowledged by the parties hereto, the parties hereto do hereby agree, each with the other, as follows:

1.                  If not otherwise defined herein or the context shall not expressly indicate otherwise, all capitalized terms which are used herein shall have their respective meanings given to them in the Agreement.

2.                   Section 1.1 (Defined Terms) of the Agreement is hereby amended as follows:

(A)               By amending and restating the definition of "Adjusted Tangible Net Worth" to read in its entirety as follows:

"Adjusted Tangible Net Worth" shall mean GAAP Net Worth, minus loans and advances owing to Borrower from officers, directors, stockholders and other Affiliates of Borrower (if any), minus investments in Affiliates of Borrower, plus that portion of Subordinated Debt (if any) that is not due within one (1) year.

(B)               By amending the definition of "Advance Rate Amount" to amend and restate clause (iii) thereof to read in its entirety as follows:

(iii)               with respect to any Eligible Repurchased Mortgage Loan, an amount equal to ninety percent (90%) of the least of (a) the repurchase price of such Mortgage Loan, (b) the market value of the Property securing such Mortgage Loan as established by the most recent appraisal or broker's price opinion (subject to the provisos in subsection (g) of the definition of Eligible Repurchased Mortgage Loans) of such Mortgage Loan, or (c) the face amount of the promissory note evidencing such Mortgage Loan; and

(C)               By amending and restating the definition of "Commitment" to read in its entirety as follows:

        "Commitment" shall mean the commitment of Lender to make Advances to Borrower which Advances in the aggregate, subject to each applicable Sublimit, shall not exceed $50,000,000.00 at any time outstanding.

(D)                By adding a definition of "Electronic Advance Request" thereto which reads in its entirety as follows:

 "Electronic Advance Request" shall mean an electronic data transmission made in such manner and in accordance with such procedures as may be established by Lender from time to time and set forth in the Procedural Manual, containing the same information as Exhibit B-1 (unless otherwise directed by Lender).

(E)               By amending the definition of "Eligible Repurchased Mortgage Loan" to amend and restate subparagraphs (f) and (g) thereof to read in their entireties, respectively, as follows:

(f)                 such Mortgage Loan has not aged longer than the applicable Warehouse Period and, if included in the warehouse for a period in excess of (i) ninety (90) days, 15% (based on the initial value) of the Mortgage Loan has been repaid on or before the 91st day in the warehouse, (ii) one hundred eighty (180) days, an additional 25% (based on the initial value) of the Mortgage Loan has been repaid on or before the 181st day in the warehouse, (iii) two hundred seventy (270) days, an additional 25% (based on the initial value) of the Mortgage Loan has been repaid on or before the 271st day in the warehouse, and (iv) three hundred sixty (360) days, the final 25% (based on the initial value) of the Mortgage Loan has been repaid on or before the 360th day in the warehouse; and

(g)               (i) Borrower has delivered (or caused to be delivered) to Lender those items for such Mortgage Loan described on Exhibit C to this Agreement prior to the Advance supported by such Mortgage Loan, plus an appraisal of such Mortgage Loan of a type determined as follows: (A) if the Mortgage Loan being repurchased is 9 months old or less, a certified copy of the most recent appraisal of the property securing such Mortgage Loan, or (B) if the Mortgage Loan being repurchased is more than 9 months old, a broker's price opinion ("BPO") which supports the most recent appraised value must be received within 30 days of the Advance Date and any adjustments in the prior Sublimit D Advance will be made at that time, if necessary; provided, however, Lender retains the right to request a current appraisal if the BPO does not support the original value; and provided, further, Borrower must provide to Lender current (within 45 days) full appraisals on all HUD foreclosures and certain other properties as mutually agreed upon by Lender and Borrower, and an original assignment of mortgage (or deed of trust) in favor of Lender (in recordable form and which will be recorded at Lender's option); (ii) Borrower or a third party approved by Lender holds in trust for the Lender those items described in Exhibit D to this Agreement; and (iii) Borrower has delivered (or caused to be delivered) to Lender, if Lender has so requested in writing, the additional items described on Exhibit D to this Agreement.

(F)              By adding a definition of "GAAP Net Worth" thereto which reads in its entirety as follows:

"GAAP Net Worth" shall mean all assets of Borrower, determined in accordance with GAAP, less Total Liabilities.

(G)             By amending and restating the definition of "Maturity Date" to read in its entirety as follows:

      "Maturity Date" shall mean June 30, 2004; provided, that upon the written request of Borrower to Lender, Lender may elect to extend the Maturity Date on such terms and conditions as it deems appropriate in its sole discretion.

(H)               By adding a definition of "Procedural Manual" thereto which reads in its entirety as follows:

"Procedural Manual" shall mean the procedural manual given to Borrower by Lender relating to the Line of Credit and containing procedures, requirements and guidelines with respect thereto, as the same may be modified, amended or supplemented from time to time by Lender.

(I)                  By amending and restating the definition of "Sublimit A" to read in its entirety as follows:

       "Sublimit A" shall mean a portion of the Line of Credit up to but not exceeding $50,000,000.00, which shall be available to warehouse Sublimit A Mortgage Loans.

(J)                  By amending and restating the definition of "Sublimit B" to read in its entirety as follows:

       "Sublimit B" shall mean a portion of the Line of Credit up to but not exceeding $12,500,000.00 (increasing to $17,500,000.00 during the last five (5), followed by the first five (5) Banking Days of each month), which shall be available to warehouse Sublimit B Mortgage Loans.

(K)                By amending and restating the definition of "Sublimit C" to read in its entirety as follows:

       "Sublimit C" shall mean a portion of the Line of Credit up to but not exceeding $5,000,000.00, which shall be available to warehouse Sublimit C Mortgage Loans.

(L)                 By amending and restating the definition of "Sublimit D" to read in its entirety as follows:

      "Sublimit D" shall mean a portion of the Line of Credit up to but not exceeding $1,250,000.00, which shall be available to warehouse Sublimit D Mortgage Loans.

3.                   Section 2.2 (Method of Borrowing) of the Agreement is hereby amended to amend and restate subsections (a) and (b) thereof to read in their entireties as follows:

(a)        Whenever Borrower desires to request an Advance hereunder, an Authorized Representative shall deliver to Lender written notice of such proposed Advance (an "Advance Request"), each such notice to be given by delivery (which may be by facsimile transmission unless otherwise directed by Lender) to Lender prior to 11:00 a.m. (Orlando, Florida time), or as may otherwise be permitted or specified in the Procedural Manual as then in effect, on the Banking Day of such proposed Advance of an Advance Request in the form of Exhibit B-1 (provided, however, Lender may change the form of Advance Request from time to time or require a different form for Advances under Sublimit B).  Notwithstanding the foregoing, if approved by Lender, any such Advance Request under the immediately preceding sentence may be made to Lender via an Electronic Advance Request, prior to 11:00 a.m. (Orlando, Florida time) on the Banking Day of such proposed Advance and, if required by Lender, followed by delivery to Lender via facsimile transmission, prior to 12:00 noon (Orlando, Florida time), or as may otherwise be permitted or specified in the Procedural Manual as then in effect, on the date of such proposed Advance, of a written confirmation of such Electronic Advance Request (a "Confirmation of Electronic Advance Request") in the form of Exhibit B-2 (if Lender requires a Confirmation of Electronic Advance Request and there is any discrepancy between the schedule of Eligible Mortgage Loans electronically transmitted to Lender and the list of Eligible Mortgage Loans attached to the Confirmation of Electronic Advance Request, Lender shall be entitled to rely solely on the list attached to the Confirmation of Electronic Advance Request without further investigation or inquiry; otherwise, if Lender does not require a Confirmation of Electronic Advance Request, Lender shall be entitled to rely solely on the schedule of Mortgage Loans electronically transmitted to Lender).  An Advance Request, among other things, shall specify the amount of the Advance being requested; if applicable, the specific Eligible Mortgage Loans that support the Advance; and the Type of Advance.  Each Advance Request shall be irrevocable.  With regard to each Advance, Borrower shall deliver or cause to be delivered to Lender all of the Required Documents referenced in Section 4.3 and, if requested by Lender at any time, all of the Additional Required Documents referenced in said Section.  Lender may change its procedures for Advances (including, without limitation, its procedures relating to Electronic Advance Requests) from time to time upon not less than three (3) Banking Days' prior notice to Borrower.  Advance Requests not received by Lender by the applicable cut-off time shall be deemed received on the next Banking Day.

(b)        Without in any way limiting Borrower's obligation to deliver to Lender the original written Advance Request as required by Section 2.2(a), Lender shall be entitled to rely on and may act without liability upon the basis of each Advance Request made by Borrower via electronic data transmission as permitted by Section 2.2(a) and Lender may make Advances pursuant thereto prior to receipt by Lender of the Confirmation of Electronic Advance Request.  In each case, Borrower waives the right to dispute or hold Lender in any way responsible for any errors or omissions in any electronic Advance Request.  If the Advance Request is made via electronic data transmission as permitted herein, Borrower, by transmitting such electronic Advance Request to Lender, shall be deemed to have made in respect thereto such affirmations, covenants, agreements and certifications to Lender with regard to the specific Eligible Mortgage Loans supporting the requested Advance as are set forth in the applicable form of Advance Request.  If the Advance Request is made via electronic data transmission or facsimile transmission, if requested by Lender, Borrower shall deliver to Lender, no later than the Banking Day immediately succeeding the date of such electronic data transmission or facsimile transmission, as the case may be, the original Advance Request signed by an Authorized Representative in the form of Exhibit B-1 (unless, as set forth in Section 2.2(a) above, Lender has changed the form of Advance Request or has required a different form for Advances under Sublimit B).

4.                   Section 2.4 (Note) of the Agreement.  The parties acknowledge that the face amount of the Note is already $50,000,000.00 and that the Commitment is no longer scheduled to automatically decrease on July 31, 2003.

5.                   Subsection (a) of Section 2.5 (Interest) of the Agreement is hereby amended and restated to read in its entirety as follows:

         (a)        Except as otherwise provided in this Agreement (including the last sentence of this Section 2.5(a)), the principal amount of each Advance owed to Lender shall bear interest at an annual interest rate equal to the lesser of: (i) the Maximum Rate or (ii) (A) for Sublimit A Advances, the LIBOR Rate plus 1.75% (175 basis points), floating daily, subject, however, to adjustment to the LIBOR Rate plus 2.00% (200 basis points), floating daily, if the Mortgage Loan funded with the Advance is warehoused with Lender for more than sixty (60) days, (B) for Sublimit B Advances, the LIBOR Rate plus 2.00% (200 basis points), floating daily, (C) for Sublimit C Advances, the LIBOR Rate plus 2.25% (225 basis points), floating daily, subject, however, to adjustment to the LIBOR Rate plus 2.50% (250 basis points), floating daily, if the Mortgage Loan funded with the Advance is warehoused with Lender for more than ninety (90) days, and (D) for Sublimit D Advances, the LIBOR Rate plus 2.50% (250 basis points), floating daily.  Upon the delivery to Lender of the Required Documents (as such term is defined in Section 4.3) for a Sublimit B Mortgage Loan such Mortgage Loan shall be converted to a Mortgage Loan of the appropriate Type and the related Sublimit B Advance shall be converted to an Advance of the appropriate Type and shall bear interest accordingly.  If Lender specifically agrees in its sole and absolute discretion and on a case-by-case basis to allow a Mortgage Loan to stay in warehouse longer than the Warehouse Period therefore, the outstanding principal amount of the related Advance owed to Lender shall, during the period of time in warehouse in excess of such Warehouse Period, bear interest at an annual interest rate equal to the lesser of:  (i) the Maximum Rate or (ii) the Interim Default Rate.

6.                  Section 2.8 (Optional Prepayments) of the Agreement is hereby amended and restated in its entirety to read as follows:

          Section 2.8        Optional Prepayments.

          Borrower shall have the right at any time and from time to time to prepay outstanding Advances, in whole upon not less than sixty (60) days prior written notice to Lender, or in part without prior notice; provided, however, unless otherwise agreed by Lender in its sole and absolute discretion (whether by a separate writing or on a case-by-case basis), including such other limits and conditions Lender may require, each partial prepayment must be in the entire amount outstanding of the Advance to which it relates.  Unless Lender has otherwise agreed as aforesaid, Borrower shall, at the time of making such prepayment, designate the Type of Advances being prepaid.  If Borrower fails to make such a designation when required, each partial prepayment shall be applied to the reduction of the Line of Credit (or any Advance outstanding thereunder) as Lender, in its sole discretion, may determine.  All prepayments of Advances under this Section 2.8 shall be without premium or penalty.  Interest shall be payable in accordance with the provisions of Section 2.5.

7.         Section 2.9 (Fees) of the Agreement is hereby amended and restated in its entirety to read as follows:

Section 2.9        Fees.

(a)        Borrower agrees to pay to Lender a collateral agent fee (the "Collateral Agent Fee") in the amount of $15.00 for each Mortgage Loan warehoused by Borrower with Lender, payable monthly in arrears upon receipt by Borrower of a statement from Lender for such Collateral Agent Fee based upon the prior month's activity and on the dates separately agreed to by Lender and Borrower.  Mortgage Loans that initially are funded under Sublimit B are not charged twice when subsequently funded under Sublimit A or Sublimit C.

(b)        If required by Lender in its discretion, Borrower agrees to pay to Lender a non-usage fee (the "Non-Usage Fee") at a rate per annum equal to 12.5 basis points on the difference between the average daily amount outstanding under the Commitment for the applicable quarter and fifty percent (50%) of the maximum Commitment if the average daily amount outstanding under the Commitment for the applicable calendar quarter does not exceed fifty percent (50%) of the maximum amount of said Commitment.  Such Non-Usage Fee, if any, shall be payable quarterly in arrears and be due immediately upon Borrower's receipt of Lender's statement therefore for the previous quarter, and on the Maturity Date.

(c)        Borrower agrees to pay to Lender an endorsement fee (the "Endorsement Fee") in the amount of $10.00 for each Mortgage Loan that Lender endorses on behalf of Borrower pursuant to Section 4.9 below because such Mortgage Loan is missing Borrower's endorsement when it is submitted to Lender, payable monthly in arrears upon receipt by Borrower of a statement from Lender for such Endorsement Fee based upon the prior month's activity and on the dates separately agreed to by Lender and Borrower.

(d)        Borrower agrees to pay to Lender an administrative fee (the "Administrative Fee") in the amount of $1,500.00 per month for each month end which Borrower is not in compliance with any of the financial covenants set forth in Section 6.3 of the Agreement.  The Administrative Fee shall be due immediately upon Borrower's receipt of a statement for such Administrative Fee.  In no way or manner whatsoever shall the existence or payment of any Administrative Fee, except to the limited extent, if any, as may be expressly waived in writing by Lender in its sole and absolute discretion at the time of any non-compliance, (i) relieve Borrower of its obligations to strictly observe the financial covenants contained in Section 6.3 of the Agreement or any of its other obligations to Lender under the Agreement or other Loan Documents, (ii) constitute a waiver of any Event of Default or Potential Default, or (iii) limit or restrict the rights of Lender following any Event of Default or Potential Default.

(e)        In addition to the foregoing fees, Borrower shall pay or reimburse Lender for any transaction fees payable to the Mortgage Electronic Registration System, Inc. ("MERS") in connection with the registration of mortgage assignments to Lender if Borrower uses MERS and further, and shall pay or reimburse Lender for all pass-through costs in connection with the warehouse of Mortgage Loans under Sublimit D (recording costs, etc.) and the use of any electronic data transmission system or service allocable to Borrower if Borrower downloads or submits data to Lender using electronic data transmission.

(f)        The Fees set forth in this Section 2.9, once paid, shall not be refundable under any circumstances.  To the extent any of the Fees set forth in this Section 2.9 have not been paid in accordance with the foregoing provisions of this Section 2.9 prior to the Maturity Date, they shall be payable in full on the Maturity Date.

8.        Section 6.3 (Special Financial Covenants) of the Agreement is hereby amended and restated in its entirety to read as follows:

Section 6.3        Special Financial Covenants.

Borrower hereby covenants and agrees that, as long as any Obligations remain unpaid or the Commitment hereunder is outstanding, the following special financial covenants shall be applicable to Borrower and tested monthly at the end of each calendar month as set forth below:

(a)        Tangible Net Worth.  [Intentionally omitted.]

(b)        Adjusted Tangible Net Worth.  Borrower's Adjusted Tangible Net Worth shall not be less than $3,500,000.00.

(c)        Adjusted Leverage Ratio.  Borrower's Adjusted Leverage Ratio shall not be greater than 15:1.0.

(d)        Current Ratio.  Borrower's Current Ratio shall not be less than 1.0:1.0.

9.          Borrower acknowledges and agrees that if and when Lender implements "ProMerit" for the electronic submission of data by Borrower to Lender, Borrower will be required to enter into one or more separate agreements with respect thereto.

10.        This Amendment shall become effective as of the date first written above, provided that the Lender shall have received by such date the following items, all of which must be in form and content satisfactory to Lender in its sole discretion:

(A)               This Amendment executed by Borrower and Lender (whether such parties shall have signed the same or different counterparts);

(B)               An executed affidavit, in form satisfactory to Lender, regarding the execution of this Agreement by Borrower outside the State of Florida;

(C)               Certificates of even date herewith signed by the President and Chief Executive Officer and/or Secretary or Assistant Secretary of Borrower, as appropriate, certifying (1) the authorizing resolutions of Borrower, (2) that the organizational documents of Borrower previously delivered to the Lender remain in full force and effect with no modification or amendments except as disclosed in said Certificate, (3) that all representations and warranties previously made to Lender remains true, complete and accurate, and (4) that no Event of Default or Potential Default has occurred and is continuing;

(D)              A confirmation of even date herewith from Guarantor with respect to his Guaranty;

(E)               If required by Lender, good standing certificates/certificates of existence of a recent date for Borrower from the State of Texas and each other state in which Borrower conducts its business

(F)               If required by Lender, a third party operations audit, the results of which must be satisfactory to Lender;

(G)              If required by Lender, such UCC and other lien searches as Lender shall request, showing no Liens which have priority over Lender's first priority security interest in the Collateral; and

(H)               Such other certificates, instruments, opinions and documents (if any) that Lender shall reasonably request.

11.               Notwithstanding the execution of this Amendment, all of the indebtedness evidenced by the Note shall remain in full force and effect, and any collateral described in any agreement providing security for any obligation of Borrower so defined to include the Note shall remain subject to the liens, pledges, security interests and assignments of any such agreements as security for the indebtedness evidenced by the Note and all other indebtedness described therein.  Nothing herein in this Amendment shall be construed to constitute a novation of the indebtedness evidenced by the Note or to release, satisfy, discharge or otherwise affect or impair in any manner whatsoever (1) the validity or enforceability of the indebtedness evidenced by the Note; (2) the liens, pledges, security interests, assignments and conveyances affected by the Agreement, the other Loan Documents and any other agreement securing such Note, or the priority thereof; (3) the liability of any maker, endorser, surety, guarantor or other Person that may now or hereafter be liable under or on account of the Note or any agreement securing such Note; or (4) any other security or instrument now or hereafter held by Lender as security for as evidence of any of the above-described indebtedness.  In no way limiting the foregoing, Borrower acknowledges and agrees that the indebtedness evidenced by the Note is and shall remain secured by the collateral described in the Agreement and the other Loan Documents.

12.               In order to induce Lender to enter into this Amendment, Borrower represents and warrants that:

(A)               The execution, delivery and performance by Borrower of this Amendment and the other documents contemplated hereby to which Borrower is a party are within its corporate powers, has been duly authorized by all necessary corporate action and is not in contravention of any law, rule or regulation, or any judgment, decree, writ, injunction, order to award of any arbitrator, court or governmental authority, or of the terms of Borrower's certificate of incorporation or bylaws, or of any contract or undertaking to which Borrower is a party or by which Borrower or its property is or may be bound or affected.

(B)               Each of this Amendment and the other documents contemplated hereby to which Borrower is a party is a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms.

(C)               No consent, approval or authorization of or declaration, registration or filing with any governmental authority or any nongovernmental person or entity, including without limitation any creditor or stockholder of Borrower, is required on the part of Borrower in connection with the execution, delivery and performance of this Amendment or the other documents or the transactions contemplated hereby or as a condition to the legality, validity or enforceability of this Amendment.

(D)              After giving effect to the amendments to the Agreement contained in this Amendment, the representations and warranties contained in Article 5 of the Agreement and in the other Loan Documents are true and correct on and as of the date hereof with the same force and effect as if made on and as of the date hereof, no Event of Default or Potential Default exists or has occurred and is continuing on the date hereof, and no material adverse change has occurred in the financial condition of Borrower since the date of the last financial statements submitted by Borrower to Lender pursuant to the Agreement.

13.               If Borrower shall fail to perform or observe any term, covenant or agreement in this Amendment, or any representation or warranty made by Borrower in this Amendment shall prove to have been incorrect in any material respect when made, such occurrence shall be deemed to constitute an Event of Default.

14.               This Amendment shall be governed by and construed in accordance with the laws of the State of Florida.

15.               Borrower agrees to pay the reasonable fees and expenses of counsel for Lender, in connection with the negotiation and preparation of this Amendment and the documents referred to herein and the consummation of the transactions contemplated hereby, and in connection with advising Lender as to its rights and responsibilities with respect thereto.

16.               Unless otherwise expressly modified or amended hereby, all terms and conditions of the Agreement shall remain in full force and effect, and the same, as amended hereby, are hereby ratified and confirmed in all respects.  From and after the effective date hereof, all references in the Agreement, and any other document or instrument entered into in connection therewith, to the Agreement shall be deemed to be references to the Agreement as amended by this Amendment.

17.               This Amendment shall inure to and be binding upon and enforceable by Borrower and Lender and their respective successors and assigns.

18.               This Amendment may be executed in one or more counterparts, each of which when executed and delivered shall constitute an original.  All such counterparts shall together be deemed to be one and the same instrument.

19.                Further, the parties may execute facsimile copies of this Amendment and the facsimile signature of any such party shall be deemed an original and fully binding on said party; provided, however, any party executing this Amendment by facsimile signature agrees to promptly provide an original executed copy of this Amendment to Lender.  Further, the parties may execute facsimile copies of this Amendment and the facsimile signature of any such party shall be deemed an original and fully binding on said party; provided, however, any party executing this Amendment by facsimile signature agrees to promptly provide an original executed copy of this Amendment to Lender.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment, by and through their respective duly authorized officers as of the day and year first above written.

                                                                              BORROWER:

                                                                                               FIRST PREFERENCE MORTGAGE CORP.

[CORPORATE SEAL] ATTEST:	By: Name: David W. Mann Its: President and Chief Executive Officer

By:

Name:                   Cathy Davis
Its:                         Secretary

STATE OF TEXAS

COUNTY OF McLENNAN

On this ______ day of August, 2003, personally appeared David W. Mann, as President and Chief Executive Officer of First Preference Mortgage Corp., a Texas corporation ("Borrower"), and before me executed the attached Sixth Amendment to Mortgage Warehouse Loan and Security Agreement, by and between Colonial Bank, N.A., as Lender, and Borrower.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal in the County and State last aforesaid.

Signature of Notary Public-State of Texas

Print Name: Notary Public, State of Texas
Personally Known
Produced Identification
Type of Identification:

              (NOTARIAL SEAL)

LENDER:

                              COLONIAL BANK, N.A.

By:
Name:                           Amy J. Nunneley
Its:                             Senior Vice President

STATE OF ALABAMA

COUNTY OF JEFFERSON

On this _____ day of August, 2003, personally appeared Amy J. Nunneley, as Senior Vice President of Colonial Bank, N.A., a national banking association, and before me executed the attached Sixth Amendment to Mortgage Warehouse Loan and Security Agreement, by and between Colonial Bank, N.A., as Lender, and First Preference Mortgage Corp., as Borrower.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal in the County and State last aforesaid.

Signature of Notary Public-State of Alabama

Print Name: Notary Public, State of Alabama
Personally Known
Produced Identification
Type of Identification:

              (NOTARIAL SEAL)